UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2004

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation or organization)	0-26820 (Commission File Number)	93-0962605 (I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(206) 701-2000
Registrant’s facsimile number, including area code:	(206) 701-2500

None
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On February 25, 2004, we announced that we have signed a definitive agreement for the acquisition of OctigaBay Systems Corporation, a development-stage privately-held company located in Vancouver, British Columbia. OctigaBay is developing an innovative high performance computing system designed to make supercomputing performance accessible to the growing community of scientific and technical computing users.

     We will acquire all of the outstanding shares of OctigaBay through the payment of $14,925,000 in cash and the issuance of 12,733,786 shares of our common stock. We will also assume outstanding options exercisable for 408,253 shares of our common stock.

     The transaction has been approved by the boards of both companies and is expected to close within 60 days of this announcement, subject to customary approvals.

     We will file additional information regarding the acquisition following its completion.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

	By:	/s/ Kenneth W. Johnson

February 26, 2004		Kenneth W. Johnson Vice President – Legal Affairs

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